Exhibit 1.1

Underwriting Agreement

September 21, 2004

JMP Securities LLC
Jefferies & Company, Inc.
     as the Representatives of the several Underwriters
c/o JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:

          Introductory. Redwood Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A attached hereto (the “Underwriters”) an aggregate of 1,000,000 shares (the “Firm Shares”) of its Common Stock, par value $0.01 per share (the “Common Shares”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 150,000 Common Shares (the “Option Shares”). The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively referred to herein as the “Shares.” JMP Securities LLC and Jefferies & Company, Inc. hereby agree to act as the representatives (the “Representatives”) of the Underwriters in connection with the public offering of the Firm Shares and Option Shares contemplated by this Agreement.

          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-25643), which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein (the “Incorporated Documents”) and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          The Company hereby confirms its agreements with the Underwriters as follows:

     Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (b) Exchange Act and Sarbanes-Oxley Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and Second Closing Date (as defined in Section 2 below) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and its subsidiaries are in compliance with all statutes, laws, rules, regulations, judgments, orders and decrees of all courts, regulatory bodies, administrative agencies, governmental bodies, arbitrators or other authorities having jurisdiction over the Company or such subsidiaries or any of their respective properties, as applicable, including, without limitation, the provisions of the Sarbanes-Oxley Act and the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and the New York Stock Exchange.

     (c) Reports Filed. The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

     (d) Conditions for Use of Form S-3. The Company has satisfied the conditions for the use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement.

     (e) Offering Materials Furnished to Underwriters. The Company has delivered to the Underwriters one (1) complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

     (f) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined in Section 2 below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

     (g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (h) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

     (i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (j) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, except for sale discounts under the Company’s divided reinvestment and stock purchase plan which are deemed dividends for federal income tax purposes.

     (k) Independent Auditors. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public auditors as required by the Securities Act.

     (l) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included, or incorporated by reference, in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions “Summary of Selected Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the applicable audited financial statements contained, or incorporated by reference, in the Registration Statement, except as may be expressly stated in the related notes thereto or the notes to the unaudited financial statements incorporated by reference into the Prospectus.

     (m) Company’s Accounting System. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. In addition, the Company has received from PricewaterhouseCoopers LLP confirmation that PricewaterhouseCoopers LLP’s review of the Company’s system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company’s consolidated financial statements as of December 31, 2003, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

     (n) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity required to be listed in Exhibit 21 to the Company’s Form 10-K for the year ended December 31, 2003 other than those so listed.

     (o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or otherwise formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and no proceeding has been instituted or threatened in any such jurisdiction seeking to revoke, limit or curtail such power and authority. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; and no proceeding has been instituted or threatened in any such jurisdiction seeking to revoke, limit or curtail such qualification or good standing. All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

     (p) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

     (q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” as of the date thereof. The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. No further approval or authority of the stockholders or the Board of Directors is required for the issuance and sale of the Shares as contemplated herein. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in or incorporated into the Prospectus, accurately and fairly describes such plans, arrangements, options and rights.

     (r) Stock Exchange Listing. The Common Shares (including the Shares) are registered pursuant to Section 12 of the Exchange Act and are or will be upon issuance listed on the New York Stock Exchange and the Company has taken no action designed to, or likely to have the effect of, causing the termination of the registration of the Common Shares under the Exchange Act or the delisting of the Common Shares from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or effecting such delisting.

     (s) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus, (ii) by the NASD or the New York Stock Exchange and (iii) by the federal and provincial laws of Canada.

     (t) Non-Contravention of Existing Instruments and Agreements. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

     (u) No Defaults or Violations. Neither the Company nor any subsidiary is in violation or default of (nor has any event occurred which with notice, lapse of time or both would result in a violation under or a default under) (i) any provision of its charter or by-laws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.

     (v) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

     (w) All Necessary Permits, Etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit.

     (x) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

     (y) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

     (z) Intellectual Property Rights. Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus and any Incorporated Document; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

     (aa) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the shares.

     (bb) REIT Status. As of the First Closing Date and the Second Closing Date (as defined in Section 2 below), the Company will be organized and will operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the “Code”), and will be qualified to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

     (cc) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (dd) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering the Company and its subsidiaries against business interruptions and policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     (ee) Labor Matters. To the best of Company’s knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent, that might be expected to result in a Material Adverse Change.

     (ff) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (gg) Lock-Up Agreements. Each director and officer of the Company has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the “Lock-up Agreements”). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants and agrees that during the sixty (60) days following the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) release any of its directors or officers from any market stand-off agreements currently existing or hereafter effected, or (ii) consent to the removal of any transfer-restrictive legend from any certificate representing any Common Shares, in each case without the prior written consent of JMP Securities LLC.

     (hh) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

     (ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has (i) made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (jj) No Broker or Finder Fees. Neither the Company nor any affiliate has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Registration Statement.

     (kk) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

     (ll) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under

Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (mm) Qualified REIT Subsidiaries. Sequoia Mortgage Funding Corporation is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. Any securitization trusts formed by it are either (i) treated as real estate mortgage investment conduits, or (ii) disregarded for tax purposes, with such trust’s assets treated as assets of Sequoia Mortgage Funding Corporation. The Company has no other “qualified REIT subsidiaries”.

     (nn) Taxable REIT Subsidiaries. RWT Holdings, Inc., Redwood Financial Services, Inc., Sequoia Residential Funding, Inc., Redwood Commercial Funding, Inc., Acacia CDO 1, Ltd., Acacia CDO 2, Ltd., Acacia CDO 3, Ltd., Acacia CDO 4, Ltd. and Acacia CDO 5, Ltd. are wholly-owned subsidiaries of the Company and are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries” other than (i) wholly-owned subsidiaries of the foregoing and (ii) other offshore issuers of asset backed securities that are not wholly-owned but as to which the Company owns more than 10% by vote or value of its equity.

     (oo) Taxable Mortgage Pool. Neither the Company nor any of its assets are treated as a taxable mortgage pool.

     (pp) Risk-Adjusted Capital Guidelines. The Company is and at all times has been in compliance with its risk-adjusted capital guidelines, except as the Board of Directors of the Company shall have expressly approved otherwise in each instance of non-compliance.

     (qq) Director Independence. Each of the directors of the Company who is designated as an “Independent Director” in the Company’s Definitive Proxy Statement on Schedule 14A filed April 2, 2004 satisfies the requirements for independence under the rules of the New York Stock Exchange and a member of the Audit Committee of the Board of Directors of the Company meets the requirements for an “audit committee financial expert” (as such term is defined in Item 401(h) of Regulation S-K);

     Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

     Section 2. Purchase, Sale and Delivery of the Shares.

     (a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A attached hereto. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $56.256 per share.

     (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 7:00 a.m. San Francisco time, at the offices of JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111 (or at such other place as may be agreed upon between the Representatives and the Company), (i) on the third (3rd) full business day following the first day that Firm Shares are traded, (ii) if this Agreement is executed and delivered after 1:30 P.M., PST, the fourth (4th) full business day following the day that this Agreement is executed and delivered, or (iii) at such other time and date not later than seven (7) full business days following the first day that Firm Shares are traded as the Representatives shall designate (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the “First Closing Date”; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives.

     (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Underwriters to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three (3) nor later than five (5) business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A attached hereto opposite the name of such Underwriter bears to the total number of Firm Shares. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Shares. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, the Shares as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

     (e) Payment for the Shares. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately-available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Underwriters, for the accounts of the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately-available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Underwriters for the accounts of the several Underwriters against the irrevocable release of a wire transfer of immediately-available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall request.

     Section 3. Additional Covenants of the Company. The Company further covenants and agrees with the Underwriters as follows:

     (a) Registration Statement Matters. The Company will (i) use its best efforts, if Rule 415 under the Securities Act is relied on or if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 415 or Rule 430A under the Securities Act, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

     (b) Securities Act Compliance. The Company will advise the Underwriters promptly (i) when any post-effective amendment of the Registration Statement shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) Blue Sky Compliance. The Company will cooperate with the Underwriters and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

     (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act, Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (e) Copies of the Prospectus and any Amendments and Supplements Thereto. The Company agrees to furnish the Underwriters, without charge, during the period beginning on the date hereof and ending on the later of the expiration of the right to purchase shares of Common Stock granted to the Underwriters in Section 2(c) hereof or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may request.

     (f) Insurance. The Company has directors and officers liability insurance in the amount of Thirty-Five Million Dollars ($35,000,000) which shall apply to the offering contemplated hereby.

     (g) Notice of Subsequent Events. If at any time during the ninety (90) day period after the First Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the opinion of the Underwriters the market price of the Company Shares has been or is likely to be materially affected

(regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after receipt by the Company of written notice from the Underwriters advising the Company to the effect set forth above, forthwith consult with the Underwriters concerning the substance of and, if requested by the Underwriters, disseminate a press release or other public statement, reasonably satisfactory to the Underwriters, responding to or commenting on such rumor, publication or event.

     (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

     (i) Transfer Agent. At its expense, the Company shall continue and maintain its engagement with its registrar and transfer agent for the Company Shares.

     (j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

     (k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act, the Sarbanes-Oxley Act and the rules of the New York Stock Exchange within the time periods required by the Exchange Act, the Sarbanes-Oxley Act and the rules of the New York Stock Exchange.

     (l) Agreement Not to Offer or Sell Additional Securities. The Company will not offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell Common Shares pursuant to any director or employee stock option plan or stock ownership plan of the Company in effect at the date of the Prospectus and described in the Prospectus, (ii) issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus; and (iii) issue and sell Common Shares pursuant to the Company’s dividend reinvestment and stock purchase plan in effect at the date of the Prospectus and as described in the Company’s registration statement on Form S-3 (File No. 333-114742) as filed with the Commission on April 22, 2004, as amended by Post-Effective Amendment No. 1 to such registration statement on Form S-3 as filed with the Commission on May 3, 2004 (including any subsequent Company registration statement on Form S-3 which is filed by the Company and which relates to the Company’s dividend reinvestment and stock purchase plan in effect at the date of the Prospectus, the “DRIP”); provided, however, that during the period beginning on the date of this Agreement and ending on the Company Lock-Up Termination Date (as defined immediately below), the Company shall not grant any request for a waiver relating to optional cash payments under the DRIP in excess of Ten Thousand Dollars ($10,000) (each, a “Waiver Request”) if as a result of such grant (i) the aggregate proceeds to the Company from all sales of Common Shares during the period beginning on the date of this Agreement and ending on the thirtieth (30th) day after the date of this Agreement pursuant to granted Waiver Requests would exceed Five Million Dollars ($5,000,000) or (ii) the aggregate proceeds to the Company from all sales of Common Shares during the period beginning on the thirty first (31st) day after the date of this Agreement and ending on the sixtieth (60th) day after (and including) the day the Firm Shares commence trading on the New York Stock Exchange pursuant to granted Waiver Requests would exceed Five Million Dollars ($5,000,000) These restrictions shall terminate at the close of trading on the sixtieth (60th) day after (and including) the day the Firm Shares commence trading on the New York Stock Exchange (the “Company Lock-Up Termination Date”) (unless waived earlier by JMP Securities LLC, in its sole discretion).

     (m) Future Reports to the Underwriters. During the period of three (3) years following the date of this Agreement, the Company will furnish to the Underwriters (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent auditors; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     (n) REIT Qualification. The Company shall continue to meet the requirements to qualify as a REIT and will not revoke its election to be a REIT. The Company shall also continue to cause Sequoia Mortgage Funding Corporation to be a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and continue to cause each of RWT Holdings, Inc., Redwood Financial Services, Inc., Sequoia Residential Funding, Inc., Redwood Commercial Funding, Inc., Acacia CDO 1, Ltd., Acacia CDO 2, Ltd., Acacia CDO 3, Ltd. Acacia CDO 4, Ltd. and Acacia CDO 5, Ltd. to be “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code.

     (o) Investment Company Act. The Company shall continue to assure that it will not be an “investment company” or an entity “controlled” by and “investment company” within the meaning of the Investment Company Act and to conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (p) Taxable Mortgage Pool. The Company shall assure that neither it nor any of its assets will be treated as a taxable mortgage pool.

     (q) Risk-Adjusted Capital Guidelines. The Company shall assure that at all times it is in compliance with its risk-adjusted capital guidelines, except as the Board of Directors of the Company shall expressly approve otherwise in each instance of non-compliance.

     (r) Stock Split and Other Events. During the period commencing on the date hereof and ending on the expiration of the right to purchase shares of Company

Common Stock granted to the Underwriters in Section 2(c) hereof, the Company shall not take any of the following actions or declare its intention to take any of the following actions: (i) recapitalize the Company, or (ii) split, divide, merge or combine any of its capital stock or take any other similar action with respect to any of its capital stock.

     The Underwriters may, in their sole and absolute discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for the performance by the Company thereof.

          Section 4. Conditions of the Obligations of the Underwriters.

     The obligations of the Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the satisfaction of Underwriters’ counsel; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters’ counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

     (c) No Material Adverse Change or Ratings Agency Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be,

     (i) there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus; and

     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (d) Opinion of Counsel for the Company. The Underwriters shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Venable LLP, counsel for the Company, substantially in the form of Exhibit B attached hereto, dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

     (e) Opinion of Special Tax Counsel for the Company. The Underwriters shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Chapman and Cutler LLP, special tax counsel for the Company, substantially in the form of Exhibit C attached hereto, dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

     (f) Opinion of Counsel for the Underwriters. The Underwriters shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to the sufficiency of all corporate proceedings and other legal matters related to this Agreement and the transactions contemplated hereby as the Underwriters may reasonably require. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

     (g) Accountants’ Comfort Letter. The Underwriters shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from PricewaterhouseCoopers LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to the Underwriters concurrently with the execution of this Agreement (herein called the “Original Letter”), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information and (iii) revising Sections 4, 5 and 6 of the Original Letter so that statements and conclusions dated as of July 31, 2004 in the Original Letter are dated as of August 31, 2004. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from PricewaterhouseCoopers LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent auditors with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of December 31, 2003 and 2002 and related consolidated statements of operations, stockholders’ equity, and cash flows for the twelve (12) months ended December 31, 2003, 2002 and 2001, (iii) state that PricewaterhouseCoopers LLP has performed the procedures set out in Statement on Auditing Standards (“SAS”) No. 100 for a review of interim financial information, (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the interim financial information in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, (v) state that PricewaterhouseCoopers LLP has performed the procedures set forth in Statement on Standards for Attestation Engagements No. 8 on the information included or incorporated by reference in the Prospectus under the caption “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and describe or attach their report thereon (as described by SAS No. 86), and (vi) address other matters agreed upon by PricewaterhouseCoopers LLP and the Underwriters.

     (h) Officers’ Certificate. The Underwriters shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

     (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

     (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the applicable rules and regulations of the Commission thereunder, as the case may be, (b) the

Registration Statement, any amendments or supplements thereto and the Incorporated Documents, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Prospectus and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (d) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

     (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; and

     (v) Such other matters as counsel to the Underwriter shall reasonably request.

     (i) Lock-up Agreement from Certain Stockholders of the Company. The Company shall have obtained and delivered to the Underwriters an agreement substantially in the form of Exhibit A attached hereto from each director and officer of the Company.

     (j) Stock Exchange Listing. The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (k) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of Prospectuses.

     (l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Underwriters and counsel for the Underwriters shall have received such information, documents (including, without limitation, a certificate of the Chief Financial Officer of the Company with respect to that certain financial information and data which is not the subject of the Original Letter) and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriters’ Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

     Section 5. Payment of Expenses.

          The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent auditors and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing the Shares on the New York Stock Exchange, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

     Section 6. Reimbursement of Underwriters’ Expenses.

          If this Agreement is terminated by the Underwriters pursuant to Section 4, Section 8 or Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges. Notwithstanding anything herein, in the event that the offering as contemplated under this Agreement is terminated, the Company shall not be required to reimburse any underwriter in excess of the maximum fair amount allowed by NASD Rule 2710(c)(6)(B)(iv) (i.e., out-of-pocket accountable expenses actually incurred by the underwriter).

     Section 7. Indemnification and Contribution.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, and including, without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by JMP Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, that such loss, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP Securities LLC in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (y) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding, and (z) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company from the sale of the Shares sold by it in the offering bears to the total underwriting discounts and commissions received by the Underwriters in connection with the sale of such Shares, in each case as described in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

     (g) Survival. The indemnity and contribution agreements contained in this Section 7 and the representation and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (h) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

     Section 8. Default of One or More of the Several Underwriters.

          If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A attached hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by JMP Securities LLC with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to JMP Securities LLC and the Company for the purchase of such Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of

Section 5, Section 6 and Section 7 shall at all times be effective and shall survive such termination. In any such case either JMP Securities LLC or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Section 9. Termination of this Agreement.

          This Agreement may be terminated by the Underwriters by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited (other than depository trading curbs automatically imposed with respect to the capital stock of a particular issuer, but not multiple issuers), or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Maryland or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified in Sections 9(a)(i)-(v) hereof, such event singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company, or (z) any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

     Section 10. Representations and Indemnities to Survive Delivery.

          The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

     Section 11. Notices.

          All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Facsimile: (415) 835-8920
Attention: Senior Managing Director

     with a copy to:

O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111-3305
Facsimile: (415) 984-8701
Attention: Peter T. Healy, Esq.

If to the Company:

Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, California 94941
Facsimile: (415) 381-1773
Attention: Harold F. Zagunis

with a copy to:

Venable LLP
1800 Mercantile Bank & Trust Bldg.,
2 Hopkins Plaza
Baltimore, Maryland 21201
Facsimile: (410) 244-7742
Attention: James J. Hanks, Jr., Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 12. Successors.

          This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     Section 13. Partial Unenforceability.

          The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 14. Governing Law Provisions.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

     Section 15. General Provisions.

          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by the Representatives.

          [The remainder of this page has been intentionally left blank.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

REDWOOD TRUST, INC.

By:	/s/ George E. Bull

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

JMP SECURITIES LLC
JEFFERIES & COMPANY, INC.

Acting as Representatives of the
several Underwriters named in
the Schedule A (the “List of the
Underwriters”) attached hereto.

By:	JMP SECURITIES LLC

By:	/s/ Carter D. Mack

S-1

SCHEDULE A

Number of
Firm Shares
To be
Underwriters	Purchased
JMP Securities LLC	700,000
Jefferies & Company, Inc.	300,000

Total	1,000,000

Schedule A

Exhibit A

Lock-Up Agreement

JMP Securities LLC
Jefferies & Company, Inc.
c/o JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Re:	Redwood Trust, Inc. (the “Company”)

Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives (the “Representatives”) of the several underwriters (the “Underwriters”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that, in your capacity as the Representatives, you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a “Disposition”) any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, “Securities”) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than: (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction; (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction; (iii) with respect to sales or purchases of Common Stock acquired on the open market after the date of this Agreement; (iv) with respect to the surrender of shares of Common Stock to the Company to the extent that the proceeds from such surrender are used solely to satisfy the undersigned’s current tax liabilities arising from the vesting or exercise of awards granted under the Company’s stock option plan; (v) with respect to sales of Common Stock pursuant to a Rule 10b5-1 sales plan entered into prior to the date hereof, or (vi) with the prior written consent of JMP Securities LLC. The foregoing restrictions shall terminate at the close of trading on the sixtieth (60th) day after (and including) the day the Common Stock issued in the Offering commences trading on the New York Stock Exchange (the “Lock-Up Period”). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale

A-1

(whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

     With respect to the Offering, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock or Securities owned either of record or beneficially by the undersigned, including any rights to receive any notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before October 15, 2004, this Lock-Up Agreement shall be of no further force or effect.

Dated: _________, 2004

Printed Name of Holder

By:

Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

A-2

Exhibit B

Matters to be Covered in the Opinion of Company Counsel

          We have acted as counsel to Redwood Trust, Inc., a Maryland corporation (the “Company”), in connection with the sale and issuance by the Company of 1,000,000 shares (the “Firm Shares”) of its common stock, par value $.01 per share (the “Common Stock”), and the grant by the Company of the right to purchase up to 150,000 shares of its Common Stock pursuant to the exercise of the over-allotment option (the “Option Shares” and, together with the Firm Shares, the “Shares”), pursuant to the Underwriting Agreement, dated September    , 2004 (the “Agreement”), by and between JMP Securities LLC and Jefferies & Company, Inc., as the representatives (the “Representatives”) of the several Underwriters, and the Company.

          This opinion is being furnished to you at the request of the Company pursuant to Section 4(d) of the Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined (i) the Company’s Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-25643), including a prospectus, relating to, among other securities, the Common Stock, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 22, 1997 and declared effective by the Commission on July 22, 1997, and Post-Effective Amendment No. 1 to such Registration Statement filed with the Commission under the Securities Act on March 2, 2001 and declared effective by the Commission on March 12, 2001 (such Registration Statement as so amended, together with all exhibits thereto, the “Registration Statement”); (ii) the prospectus, dated May 13, 2004, and the prospectus supplement, dated September    , 2004, in the form first used by the Underwriters to confirm sales of the Shares and filed with the Commission pursuant to Rule 424(b)(5) of the general Rules and Regulations promulgated under the Securities Act (collectively, the “Prospectus”); (iii) an executed copy of the Agreement, dated September    , 2004; (iv) the charter of the Company, as amended through the date hereof (the “Charter”); (v) the Bylaws of the Company, as amended, in effect on the date hereof (the “Bylaws”); (vi) resolutions adopted by the Board of Directors of the Company (the “Board”) at a meeting held on August 24, 2004, authorizing the transactions contemplated by the Agreement; (vii) resolutions adopted by a pricing committee of the Board at a meeting held on September    , 2004; (viii) resolutions relating to the issuance of the Outstanding Shares (as defined herein); (ix) a specimen certificate representing the Common Stock (the “Common Stock Certificate”); and (x) organizational documents of the Subsidiaries (as defined herein).

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiaries and such agreements, certificates of good standing and other certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

          In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Subsidiaries, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or otherwise, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. We have further assumed that the Outstanding Shares (as defined herein) have not been issued in violation of the restrictions or limitations contained in Article XI of the Charter.

          Members of our firm are admitted to the Bar in the State of Maryland and, subject to the following sentences, we do not express any opinion as to the laws of any jurisdiction other than the corporation laws of the States of Delaware and Maryland and the laws of the United States of America to the extent referred to specifically herein. For purposes of any matter governed by the laws of the Cayman Islands, insofar as such laws relate to matters covered by our opinion, we have relied, with your permission, on an opinion of Walkers (a copy of which is attached). We note that Section 14 of the Agreement provides that the Agreement shall be governed by the laws of the State of New York. For purposes of any matter governed by the laws of the State of New York, insofar as such laws relate to matters covered by our opinion, we have assumed, with your permission, that such laws of the State of New York are identical to the laws of the State of Maryland in all material respects.

          The phrase “our knowledge” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Each of the Company and the Subsidiaries has been duly incorporated or otherwise formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation.

          2. Each of the Company and the Subsidiaries has the requisite corporate or trust power to own, lease and operate its properties and to conduct its business as described in the Prospectus.

          3. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect. The subsidiaries (the “Subsidiaries”) are RWT Holdings, Inc., Sequoia Mortgage Funding Corporation, Sequoia Mortgage Funding Company 2002-A, Sequoia Mortgage Funding Company 2002-B,

Sequoia Mortgage Funding Trust 2003-A, Sequoia Mortgage Funding Trust 2004-A, Sequoia Mortgage Trust 2, Sequoia Mortgage Trust 5, Sequoia Mortgage Trust 6, Sequoia Mortgage Trust 7, Acacia CDO 1, Ltd., Acacia CDO 2, Ltd., Acacia CDO 3, Ltd., Acacia CDO 4 Ltd., Acacia CDO 5 Ltd., Redwood Commercial Funding, Inc., Redwood Financial Services, Inc. and Sequoia Residential Funding, Inc.

          4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein, the issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Shares (the “Outstanding Shares”) have been duly and validly issued and are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right arising under the Charter or the Maryland General Corporation Law (the “MGCL”), or, to our knowledge, any co-sale right, right of first refusal or other similar right. The Outstanding Shares conformed in all material respects to the description contained under the caption “Description of Securities” in the Prospectus.

          5. All issued and outstanding shares of capital stock or other equity interest of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or other organizational documents or the laws of the jurisdiction of incorporation or formation of each such subsidiary, or, to our knowledge, any co-sale right, right of first refusal or other similar right, and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

          6. The issuance of the Firm Shares or the Option Shares, as the case may be, pursuant to the terms of the Agreement has been duly authorized and, when duly countersigned by the Company’s transfer agent and registrar, and delivered to the Underwriters or upon the Underwriters’ order against payment of the agreed consideration therefor in accordance with the terms of the Agreement, the Firm Shares or the Option Shares, as the case may be, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right arising under the Charter, the Bylaws or the MGCL, or, to our knowledge, any co-sale right, right of first refusal or other similar right. The Common Stock Certificate is in due and proper form under the MGCL.

          7. The Company has the corporate power and authority to enter into the Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it thereunder, and to consummate the other transactions contemplated thereby.

          8. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles (whether relief is sought in a proceeding at law or in equity).

          9. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

          10. The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which we express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial data derived therefrom as to which we express no opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Exchange Act, the Sarbanes-Oxley Act and the Rules and Regulations of the Exchange Act and the Sarbanes-Oxley Act and the applicable rules and regulations of the Commission thereunder.

          11. The information in the Prospectus under the caption “Description of Securities,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is a fair summary of such matters and conclusions.

          12. The description in the Registration Statement and the Prospectus of the Charter and Bylaws and of Maryland statutes and federal securities laws are accurate and fairly present the information required to be presented by the Securities Act.

          13. To our knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document which are not described or referred to therein or filed as required.

          14. The performance of the Agreement and the consummation of the transactions herein contemplated (other than performance of the Company’s indemnification obligations thereunder, as to which we express no opinion) will not (a) result in any violation of the Charter or Bylaws or (b) to our knowledge, violate any Maryland statute or any decree or order of a court or governmental body of the State of Maryland specifically applicable to the Company or result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to us to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to us or, to our knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations.

          15. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations is necessary in connection with the execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions therein contemplated, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, and (iii) such as may be required by the NASD or the New York Stock Exchange.

          16. To our knowledge, there are no legal or governmental proceedings pending (in which service of process has been received by an employee or agent of the Company or an agent for service of process) or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus or any Incorporated Document by the Securities Act or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

          17. To our knowledge, neither the Company nor any of the Subsidiaries is presently (a) in material violation of its respective charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to us or, to our knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations.

          18. To our knowledge, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company.

          19. The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

          20. To our knowledge, with respect to trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”), the Company and the Subsidiaries own or possess such Intellectual Property Rights as are reasonably necessary to conduct their business as now conducted, and the expected expiration of any such Intellectual Property Rights would not result in a Material Adverse Effect. To our knowledge, the Company has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To our knowledge, any of the Company’s discoveries, inventions, products, or processes referred to in the Registration Statement or Prospectus do not infringe or conflict with any right or patent which is the subject of a patent application known to the Company. Our knowledge as to these matters is based on information received from the Company, without independent verification or any Intellectual Property Rights search.

          21. To our knowledge, based solely on a review of the Company’s New York Stock Exchange listing application relating to the Shares, the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          In addition, we have participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters’ Counsel and the

independent auditors of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to our attention which leads us to believe that, at the date of the Prospectus and at the First Closing Date, the Registration Statement, the Prospectus and any Incorporated Document (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which we express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          The conditions for the use of Form S-3 set forth in the General Instructions thereto were satisfied when the Registration Statement was filed, and the Company currently satisfies the conditions for use of Form S-3 set forth in the General Instructions thereto.

          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your benefit in connection with the closing under the Agreement occurring on the date hereof. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that O’Melveny & Myers LLP, counsel for the Underwriters, may rely upon this opinion in connection with such firm’s opinion to be rendered pursuant to Section 4(f) of the Agreement.

Very truly yours,

Exhibit C

Matters to be Covered in the Opinion of
Special Tax Counsel for the Company

     Opinion of Chapman and Cutler LLP, special tax counsel for the Company, to be delivered pursuant to Section 4(e) of the Underwriting Agreement. References to the Prospectus in this Exhibit C include any supplements thereto as of the First Closing Date.

     We have acted as special tax counsel to Redwood Trust, Inc., a Maryland corporation (the “Company”), in connection with the offer and sale (the “Offering”) on September      , 2004 by the Company of an aggregate of 1,000,000 shares of its common stock, par value of $0.01 per share (the “Common Stock”) pursuant to the Underwriting Agreement, dated as of September    , 2004 (the “Underwriting Agreement”), by and between JMP Securities LLC and Jefferies & Company, Inc. (the “Representatives”) of the several Underwriters and the Company.

          This opinion is being furnished to you at the request of the Company pursuant to Section 4(e) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

          In connection with the Offering, we have assisted in the preparation of the tax disclosure for (i) the Company’s Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-25643, including a prospectus (such prospectus dated March 12, 2001, as amended from time to time, the “Base Prospectus”), relating to, among other securities, the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933 on April 22, 1997 and declared effective by the Securities and Exchange Commission on July 22, 1997, and the Post-Effective Amendment No. 1 to such Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933 on March 2, 2001 and declared effective by the Securities and Exchange Commission on March 12, 2001 (together with all exhibits thereto, the “Registration Statement”), and (ii) the Prospectus Supplement, dated September    , 2004 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). In formulating our opinions, we have reviewed (i) the Registration Statement and the Prospectus, (ii) the Articles of Amendment and Restatement of the Company, as amended and supplemented to date, (iii) the Bylaws of the Company, as amended, and (iv) such resolutions, certificate, records, and other documents provided by the Company, RWT Holdings, Inc., and Sequoia as we have deemed necessary or appropriate as a basis for the opinions set forth below. In addition, the Company has provided us with a certificate (the “Officer’s Certificate”), a copy of which is attached hereto, executed by a duly appointed and knowledgeable officer of the Company, and upon which we have relied, setting forth certain representations relating to various factual and other matters, including the prior, current and future methods of operation of the Company, RWT Holdings, Inc., Sequoia and their subsidiaries. We have also reviewed the opinion of Venable LLP, dated the date hereof, with respect to certain matters of Maryland and Delaware law.

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          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

          In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinions are based on the correctness of the following specific assumptions: (i) each of the Company, RWT Holdings, Inc. and their subsidiaries have been and will continue to be organized and operated in the manner described in the Officer’s Certificate, the Registration Statement, the Prospectus, the Prospectus Supplement and the other relevant documents referred to above; and (ii) there have been no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the Treasury Department (the “Treasury Regulations”), and the interpretations of the Code and the Treasury Regulations by the courts and the Internal Revenue Service, all as they exist on the date of this letter. With respect to these assumptions, it should be noted that (x) in the case of the former assumption, certain of the representations set forth in the Officer’s Certificate are highly factual in nature and reflect an intention with respect to the future conduct of the business of the Company, RWT Holdings, Inc. and their subsidiaries which may not be achievable if there are future changes in the circumstances of either and (y) in the case of the latter assumptions, statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions.

          Based on the foregoing, we are of the opinion that:

          1. The Company has been organized and operated in conformity with the requirements for qualifications as a “real estate investment trust” under the Code since the commencement of its operations on August 19, 1994 through June 30, 2004, the date of the most recent unaudited financial statements and management reports of the Company reviewed by us, and the Company’s current and contemplated methods of operation, as described in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, and as represented to us by the Company, will enable it to continue to so qualify.

          2. Sequoia Mortgage Funding Corporation is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

          3. RWT Holdings, Inc., Sequoia Residential Funding, Inc., Redwood Financial Services, Inc., Redwood Commercial Funding, Inc., Acacia CDO 1, Ltd., Acacia CDO 2, Ltd., Acacia CDO 3, Ltd., Acacia CDO 4, Ltd. and Acacia CDO 5, Ltd. are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code.

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          4. To our knowledge, neither the Company nor any of its assets has been treated as a taxable mortgage pool by either the Company or any applicable taxing authority.

          5. Although the discussions set forth under (i) the caption “Federal Income Tax Considerations” in both the Base Prospectus and in the Prospectus Supplement and (ii) the captions “Risk Factors–-Risks Related To Our Company Structure–-Failure to qualify as a REIT would adversely affect our operations and ability to make distributions” and “Risk Factors–-Risks Related To Our Company Structure–-Maintaining REIT status may reduce our flexibility. Changes in tax rules could adversely affect REITs” in the Prospectus Supplement, to do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Common Stock, such discussions, taken together, constitute an accurate summary of the United States federal income tax considerations that are likely to be material to a purchaser of the Common Stock.

          6. In addition, we have participated in conferences with officials and other representatives of the Company, Underwriters’ counsel and the independent auditors of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to our attention which leads us to believe that, at the date of the Prospectus Supplement and as of the date hereof, the Registration Statement and the Prospectus (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which we express no comment) contained, with respect to discussions of tax matters, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements with respect to tax matters therein not misleading.

          Other than as expressly stated above, we express no opinion on any issue relating to the Company, RWT Holdings, Inc. and their subsidiaries or to any investment therein or under any other law.

          This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today. It is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission; provided, however, that this opinion may be disclosed to and relied upon by your counsel, O’Melveny & Myers LLP in connection with any opinions they may render pursuant to the Underwriting Agreement.

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